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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement of Shurgard Storage Centers, Inc. on Form S-3 of our reports dated February 21, 2003 (March 11, 2003, as to Note W; May 20, 2003, as to the effects of the restatement described in Note X), appearing in the Annual Report on Form 10-K/A of Shurgard Storage Centers, Inc. for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche

Seattle, Washington
August 29, 2003